As filed with the Securities and
                  Exchange Commission on October 27, 2000
                        Registration No. 333-42751


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                       POST-EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                      ZENITH NATIONAL INSURANCE CORP.
           (Exact name of registrant as specified in its charter)

                            DELAWARE 95-2702776
        (State of incorporation)(I.R.S. employer identification no.)


                            21255 CALIFA STREET
                      WOODLAND HILLS, CALIFORNIA 91367
            (Address of principal executive offices) (Zip code)


                     ZENITH RISK MANAGEMENT 401(k) PLAN
                          (Full title of the plan)


                               STANLEY R. ZAX
                      ZENITH NATIONAL INSURANCE CORP.
                            21255 CALIFA STREET
                      WOODLAND HILLS, CALIFORNIA 91367
                               (818) 713-1000
(Name, address and telephone number, including area code, of agent for service)

                                  Copy to:

                         JONATHAN L. FRIEDMAN, ESQ.
                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                           300 SOUTH GRAND AVENUE
                                 SUITE 3400
                       LOS ANGELES, CALIFORNIA 90071


                      CALCULATION OF REGISTRATION FEE


Title of Securities           Number of shares   Proposed Maximum Offering Price
to be Registered              to be Registered            Per Share
----------------------------- -----------------  ------------------------------
No shares to be registered.
----------------------------- ------------------ ------------------------------


                        DEREGISTRATION OF SECURITIES

   Pursuant to the Registration Statement on Form S-8, Registration Number 33-42751 (the "Registration Statement"), filed on December 19, 1997, to which this Post-Effective Amendment No. 1 relates, ZENITH NATIONAL INSURANCE CORP. (the "Registrant") registered an indeterminate amount of interests to be offered or sold by the Registrant pursuant to the Zenith Risk Management 401(k) Plan (the "Plan").

   This Post-Effective Amendment No. 1 deregisters all securities previously authorized for issuance under the Plan and registered on the Registration Statement that remain unsold. This Post-Effective Amendment No. 1 is being filed in accordance with the undertakings by the Registrant given pursuant to Item 9 of the Registration Statement and Item 512(a)(3) of Regulation S-K.

                                 SIGNATURE

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Post-Effective Amendment No. 1 to Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Woodland Hills, State of California, on this 27th day of October, 2000.



                                            ZENITH NATIONAL INSURANCE CORP.



                                  By:       /s/  Stanley R. Zax
                                            -------------------
                                            Stanley R. Zax
                                            Chairman of the Board and President